EXHIBIT 10.2
Magnetek, Inc.
Non-Qualified Stock Option Agreement
(Form Stock Option Award Agreement Performance Based)
FOR GOOD AND VALUABLE CONSIDERATION, MAGNETEK, INC., a Delaware corporation, hereby irrevocably grants to the Optionee named below the non-qualified stock option (the “Option”) to purchase any part or all of the specified number of shares of its $0.01 par value Common Stock upon the terms and subject to the conditions set forth in this Agreement, at the specified purchase price per share without commission or other charge.  The Option is granted pursuant to the plan specified below (the “Plan”) and the standard terms and conditions (“Standard Terms and Conditions”) promulgated under such Plan.  The terms of the Plan and the Standard Terms and Conditions are hereby incorporated herein by reference and made a part of this Agreement.  The Compensation Committee shall have the power to interpret this Agreement.

The Plan:	Second Amended and Restated 2004 Stock Incentive Plan of Magnetek, Inc., November 5, 2009
Name of Optionee:

Social Security Number:

Number of Shares covered by Option:

Grant Date:

Purchase Price Per Share:

Minimum Number of Shares Per Partial Exercise:	100 Shares

The Option shall vest and become exercisable as follows:

This Performance-Based Award will be based upon achievement of the Audited Adjusted EBITDA and the Total Stockholder Return (change in share price plus any dividends) from fiscal year 20X1 through fiscal year 20X3.
The option award will vest upon meeting the performance targets weighted fifty percent (50%) on the Company’s three-year cumulative Audited Adjusted EBITDA Target and fifty percent (50%) on the Company achieving the Total Stockholder Return Target. Vesting shall occur on the date the Compensation Committee certifies the attainment of the targets, if any, provided you are employed on such date.
The fiscal year 20X1 through fiscal year 20X3 cumulative three-year Audited Adjusted EBITDA Target is $[_____].
The fiscal year 20X1 through fiscal year 20X3 cumulative three-year Total Stockholder Return Target is [_____]% (inclusive of dividends) calculated from the last trading day of fiscal year 20X0 of June XX, 20X0 with a closing price of $___.  The appreciation in share price will be measured based upon the average closing price for the ten (10) trading days prior to the end of fiscal year 20X3.
The potential vesting of the option based upon the Audited Adjusted EBITDA Target and the Total Stockholder Return Target shall operate independent of one another.  The portion of the option that does not vest as a result of the failure to meet the targets shall be forfeited on the date the Compensation Committee certifies the attainment of the targets.
In the event that your employment is terminated as a result of a “Change of Control,” as defined in Section 13.2 of the Plan, your rights with respect to the Options awarded pursuant to this performance-based award shall accelerate and vest, calculated as if the target performance criteria have been met, but vested only prorata based upon the length of time elapsed during the three-year performance period through the date of the Change of Control.  The portion of the performance-based Options award that does not vest upon the Change of Control shall be forfeited on the date of the Change of Control.
Option Term:     10 years from the Grant Date.

The Option exercise price may be paid in the form of one or more of the following:  (i) cash or certified or cashiers’ check, (ii) delivery of shares of Common Stock or other property deemed acceptable by the Committee; or (iii) a reduction in the number of Shares issuable pursuant to the Option.  Unless otherwise specified by the Committee, Optionee may, upon termination of employment, exercise the vested, unexercised portion of the Option within 90 days after his or her employment termination date.  The Option may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of all restrictions, other than by will or the laws of descent and distribution or pursuant to a “domestic relations order” as defined in the Internal Revenue Code of 1986, as amended.

MAGNETEK, INC.		OPTIONEE

By:
	[Name & Title]	Name:

By:
	[Name & Title]	Address: